UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[  ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

FTE NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

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FTE NETWORKS, INC.

999 VANDERBILT BEACH ROAD, SUITE 601

NAPLES, FLORIDA 34108

(877) 878-8136

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

To the Stockholders of FTE Networks, Inc.:

This Information Statement is first being mailed on or about January 8, 2018 to the holders of record of the common stock, par value $0.001 (“Common Stock”), of FTE Networks, Inc. (“FTE,” the “Company,” “we,” “us” or “our), a Nevada corporation, as of the close of business on November 8, 2017 (the “Record Date”). This Information Statement is being furnished on behalf of the Company’s Board of Directors (the “Board” and each member a “Director”) to inform our stockholders of the following actions to be taken by the Company, which actions have been approved by the written consent (“Written Consent”) of the holders of our outstanding capital stock having a majority of the voting power:

1.	Adopt the Company’s 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”); and

2.	Amend the Company’s Articles of Incorporation to increase the authorized shares of the Company’s Common Stock from 8,000,000 to 100,000,000 shares (the “Common Share Increase”).

The increase in authorized shares of Common Stock, and the adoption of the Incentive Plan (collectively, the “Actions”) are more fully described in the accompanying Information Statement. The Written Consent was executed in accordance with the Nevada Revised Statutes (“NRS”), which permit that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the actions to be taken by Written Consent before they become effective. The actions described herein will take effect no earlier than January 28, 2018, the date that is 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date. No action is required by you to effectuate the actions contemplated by the Actions.

You are encouraged to read the enclosed Information Statement, which provides, among other information, details about the increase in authorized shares of Common Stock and the Company’s Incentive Plan. Thank you for your confidence and support.

Very truly yours,

/s/ Michael Palleschi
Name: Michael Palleschi
Title: Chief Executive Officer
FTE Networks, Inc.

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GENERAL INFORMATION

This Information Statement is being furnished to the stockholders of the Company to provide material information regarding corporate actions that have been approved by the Written Consent of our stockholders holding a majority of the voting power. The approximate date on which this Information Statement is intended to be sent or given to the stockholders is January 8, 2018. This Information Statement is also available free of charge on the SEC’s website at www.sec.gov.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. If you would like to request additional copies of the Information Statement, if in the future you would like to receive multiple copies of information statements, proxy statements or annual reports, or if you are currently receiving multiple copies of these documents and would like to receive only a single copy, please so instruct us by calling or writing to our corporate secretary at the Company’s executive offices at the telephone number or address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CORPORATE ACTIONS TO BE TAKEN BY THE WRITTEN CONSENT OF OUR STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING POWER.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

VOTING SECURITIES

Record Date

Only stockholders of record as of the close of business on November 8, 2017 (the “Record Date”) are entitled to notice of the actions approved by the Written Consent.

Voting Stock

As of the Record Date, there were 5,586,336 shares of Common Stock, 500 shares of Series A Convertible Preferred Stock (“Series A Stock”) and 295 shares of Series A-1 Preferred Stock (“Series A-1 Stock” and together with the Series A Stock, “Preferred Stock”) issued and outstanding. Holders of our Common Stock and our Preferred Stock are entitled to vote together as a single class in matters subject to a vote of our stockholders. Each share of Common Stock entitles the holder thereof to one vote in matters subject to a vote of our stockholders. Each share of Preferred Stock entitles the holder thereof to the number of votes equal to the number of whole shares of Common Stock into which such shares are convertible as of the Record Date. Fractional shares are rounded down to the nearest whole number for each series of Preferred Stock. No other class of voting securities was outstanding as of the Record Date.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY STOCKHOLDERS

Under the NRS, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, consent to such action in writing. Had a special meeting of stockholders been held to vote on the Actions, approval of the Actions would have required that the votes cast in favor of the Actions exceed the votes cast opposing the Actions. The Written Consent was executed by stockholders who collectively own shares of Common Stock and Preferred Stock representing 62.6% of the voting power of the Company. See “Information on Consenting Stockholders” below.

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We have obtained all necessary corporate approvals in connection with the actions described herein. We are not seeking written consents from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the actions described herein and giving stockholders notice of such actions as required by the NRS and the Exchange Act.

PROPOSALS BY STOCKHOLDERS

No stockholder entitled to vote has transmitted any proposal to be acted upon by the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON

All of our directors, officers and employees are eligible to participate in, and receive awards under the 2017 Incentive Plan.

Other than in connection with the 2017 Incentive Plan, no director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters described herein, other than the interests held by such persons through their respective beneficial ownership of shares of our Common Stock set forth below under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

ACTION ONE

ADOPTION OF THE 2017 OMNIBUS INCENTIVE PLAN

The Board also approved the 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”). Stockholder approval of the 2017 Incentive Plan is required to permit the grant of incentive stock option rules under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). On November 8, 2017, the holders of our outstanding capital stock having a majority of the voting power approved, by written consent, the 2017 Incentive Plan. (Before January 1, 2018, stockholder approval would have also been necessary for certain awards under the 2017 Incentive Plan to qualify as “performance-based compensation” to be exempt from the $1 million deduction limit under Section 162(m) of the Code. As a result of the Tax Cuts and Jobs Act, however, the “performance-based compensation” exception under Section 162(m) no longer applies from and after January 1, 2018.)

The Board believes that approval of the 2017 Incentive Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants and to give us the flexibility we need to make various types of grants with respect to equity-based compensation.

The following is a summary of certain principal features of the 2017 Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the 2017 Incentive Plan which is set forth as Appendix A hereto.

Purposes

The purposes of the 2017 Incentive Plan are to enable us to attract and retain highly qualified personnel who will contribute to our success and to provide incentives to participants in the 2017 Incentive Plan that are linked directly to increases in stockholder value.

Shares Available for Issuance

The maximum number of our common shares reserved for issue under the 2017 Incentive Plan is 3,000,000 shares subject to adjustment in the event of a change of the Company’s capitalization.

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If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2017 Incentive Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will again be available for grant under the 2017 Incentive Plan. In addition, the following items will not count against the aggregate number of shares of Common Stock available for grant under the 2017 Incentive Plan: (a) any award that is settled in cash rather than by issuance of shares of Common Stock, (b) shares surrendered or tendered in payment of the option price or purchase price of an award or any taxes required to be withheld in respect of an award, or (c) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Administration

The 2017 Incentive Plan will be administered by a majority of the independent directors on our Board or a committee comprised of independent directors delegated by our Board (the “Administrator”). The Administrator will have full authority to determine the terms and conditions of awards granted under the 2017 Incentive Plan.

We have not included a table regarding Equity Compensation Plan Information for the last completed fiscal year, per Item 201(d) of Regulation S-K, because no such equity compensation plans were in effect at the end of the last completed fiscal year.

Eligibility

The persons eligible to receive awards under the 2017 Incentive Plan are the officers, non-employee directors, employees, consultants, and other persons who provide services to us or any related entity. As of the Record Date, we, together with our subsidiaries, had 4 non-employee directors, 2 executive officers, and 242 full-time employees.

Types of Awards

Under the 2017 Incentive Plan, the Administrator is authorized to award:

Stock Options and Stock Appreciation Rights. The Administrator is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights (“SARs”) entitling the participant to receive the amount by which the fair market value of a share of our Common Stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Administrator, but must not be less than the fair market value of a share of our Common Stock on the date of grant. For purposes of the 2017 Incentive Plan, the term “fair market value” means (i) if the Common Stock is listed on a national securities exchange, the closing sale price of the Common Stock as reported on the applicable exchange for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the Common Stock is not then listed on a national securities exchange, such value as determined by the Administrator in good faith. The closing price of the Common Stock was $11.05 per share as of December 22, 2017. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Administrator, except that no option or SAR may have a term exceeding ten years. Methods of exercise and settlement and other terms of the SAR are determined by the Administrator.

Restricted Shares, Restricted Stock Units and Other Stock-Based Awards. The Administrator may grant awards of restricted shares, which are shares of Common Stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the Common Stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Administrator’s discretion. The restrictions may be based on continuous service with the company or the attainment of specified performance goals, as determined by the Administrator. Restricted stock units may be paid in stock or cash of equivalent value, or a combination of stock and cash, as determined by the Administrator. The Administrator may also grant other types of equity or equity-based awards subject to the terms of the 2017 Incentive Plan and any other terms and conditions determined by the Administrator.

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Performance Awards. The Administrator is authorized to grant performance awards to participants on terms and conditions established in the 2017 Incentive Plan. Performance awards may be issued in cash, shares, other awards or other property, as determined by the Administrator. The performance goals for performance awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Administrator. The performance criteria shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the participant, the Company, or an affiliate of the Company.

Dividend Equivalents. The Administrator may provide for the payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an award under the 2017 Incentive Plan other than options and SARs, under such terms and conditions as the Administrator may establish in accordance with the 2017 Incentive Plan. Dividends or dividend equivalents with respect to performance-based awards are earned only to the extent that the underlying award is earned.

Other Terms of Awards

The Administrator will set forth the terms and conditions of awards in an award agreement, which will include treatment of the award upon the participant’s termination of service with the Company. The 2017 Incentive Plan, however, includes certain minimum vesting conditions for awards, including a requirement that stock-settled awards that vest based on the passage of time may vest no more quickly than ratably over three years, and performance-vesting awards may vest no more quickly than over one year. The 2017 Incentive Plan includes certain exceptions to these minimum vesting requirements for a participant’s termination of service due to death or disability, certain involuntary terminations or in connection with a change in control. There are also exceptions permitted up to 4% of the share pool. In addition, for participants located in jurisdictions outside the U.S., the Administrator may adopt such supplements to the 2017 Incentive Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws.

Amendment of the 2017 Incentive Plan

The Board may, at any time, amend, suspend or terminate the 2017 Incentive Plan as to any awards that have not been made. An amendment shall be contingent on approval of the stockholders to the extent stated by the Board, required by applicable law or required by applicable securities exchange listing requirements. No awards shall be made after the 2017 Incentive Plan has been terminated. The applicable terms and conditions of the 2017 Incentive Plan, and any terms and conditions applicable to awards granted prior to the termination date shall survive the termination of the 2017 Incentive Plan and continue to apply to such awards. The 2017 Incentive Plan may not be amended, suspended or terminated without the consent of a grantee if such amendment, suspension or termination would materially impair rights or obligations under any award that was awarded prior to the termination date. Unless earlier terminated by the Board, the 2017 Incentive Plan will terminate on May 1, 2027. Termination of the 2017 Incentive Plan will not in any manner impair or adversely affect any award outstanding at the time of termination.

No Repricing

Without stockholder approval, the Administrator is not authorized to (i) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2017 Incentive Plan, such as stock splits, (ii) take any other action that is treated as a repricing under generally accepted accounting principles or (iii) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted shares, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Adjustments

In the event of an “equity restructuring” (within the meaning of FASB ASC Topic 718, Compensation—Stock Compensation) that causes the per share value of the shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Administrator will make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares of Common Stock or other securities issued or reserved for issuance under the 2017 Incentive Plan, (ii) the number and kind of shares of Common Stock or other securities subject to outstanding awards, and (iii) the exercise price or grant price of outstanding options or SARs. The 2017 Incentive Plan authorizes the Administrator to make similar equitable adjustments in case of other changes in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company.

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Change in Control

Under the 2017 Incentive Plan, in the event of a change in control, the Administrator will determine whether and to what extent an award will become immediately and fully vested and nonforfeitable in the event of a change in control or upon the occurrence of one or more specified conditions following a change in control, including without limitation an involuntary termination of the participant’s service. “Change in control” is defined under the Plan, generally requires a change of more than 50% of the ownership of the Company and requires consummation of the applicable transaction.

Clawbacks

If the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a participant will be required to reimburse the Company for any amounts earned or payable with respect to an award to the extent required by and otherwise in accordance with applicable law and any Company policies adopted or implemented by the Administrator from time to time.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

New Plan Benefits

A new plan benefits table for the 2017 Incentive Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2017 Incentive Plan if the 2017 Incentive Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2017 Incentive Plan will be made at the Administrator’s discretion, subject to the terms of the 2017 Incentive Plan. Therefore, the benefits and amounts that will be received or allocated under the 2017 Incentive Plan are not determinable at this time. As of the date of this information statement, no awards have been granted to our executive officers and directors under the 2017 Incentive Plan.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2017 Incentive Plan generally applicable to the company and to participants in the 2017 Incentive Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

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Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Shares, Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted shares, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted shares only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash- based awards will depend upon the specific terms of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including the $1 million deduction limit under Section 162(m) of the Code (for compensation paid to certain “covered employees’).

Section 409A. We intend that awards granted under the 2017 Incentive Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2017 Incentive Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the 2017 Incentive Plan until all tax withholding obligations are satisfied.

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ACTION TWO

AMENDMENT TO THE ARTICLES OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK

The Increase in Authorized Shares of Common Stock

The Board unanimously authorized and approved an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 8,000,000 shares to 100,000,000 shares (the “Common Share Increase”). On November 8, 2017, the holders of our outstanding capital stock having a majority of the voting power approved, by written consent, the amendment to our Articles of Incorporation to effect the Common Share Increase. The Common Share Increase will become effective at such time as the Company files the applicable Certificate of Amendment to its Articles of Incorporation, the form of which is attached hereto as Appendix B, with the Secretary of State of the State of Nevada or at such later time as specified therein.

The Purpose and Reason for the Common Share Increase

The Board effectuated a reverse stock split of our Common Stock at a 1-for-25 ratio (the “Reverse Split”) on November 6, 2017, which increased the per share price of our Common Stock and enabled the Company to satisfy certain bid and closing price requirements for an initial listing on the NYSE American Exchange.

As a result of the Reverse Split, our authorized shares of our Common Stock reduced from 200,000,000 to 8,000,000 shares. The Common Share Increase would increase the number of authorized shares from 8,000,000 to 100,000,000 shares. The Board believes that the Common Share Increase will provide the Company with greater flexibility in raising additional capital in the future. In this regard, the Board believes that the Common Share Increase will position the Company to take advantage of future business opportunities that are consistent with the Company’s growth strategy, including but not limited to, potentially establishing strategic relationships with corporate partners and engaging in possible acquisitions or financings. The Company does not currently have plans to issue any shares of Common Stock. However, should it decide to do so, the Common Share Increase will allow the Company to issue shares of Common Stock without the expense and delay of a special stockholders’ meeting.

Pursuant to the NRS, the Board approved the Reverse Split and authorized the filing of a Certificate of Change to the Company’s Articles of Incorporation, a copy of which is attached hereto as Appendix C. Pursuant to Section 78.207 of the NRS, stockholder approval is not required to effect the Reverse Split if (i) both the number of authorized shares of Common Stock and the number of outstanding shares of Common Stock are proportionally reduced as a result of the Reverse Split; (ii) the Reverse Split does not adversely affect any other class of stock of the Company; and (iii) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Split.

Effect of the Common Share Increase

Upon consummation of the Common Share Increase, stockholder approval will not be required for us to issue any newly-authorized shares of Common Stock. Holders of Common Stock have no preemptive rights, which means that our current stockholders do not have prior rights to purchase any newly issued shares of Common Stock to maintain their current ownership. The issuance of additional shares of Common Stock, without action by the stockholders, will decrease the proportionate equity ownership of our current stockholders and, depending on the price paid for such additional shares, could result in further substantial dilution to our existing stockholders.

In addition, the Common Share Increase could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Company. By way of example, our management could issue additional shares to dilute the stock ownership and the voting power of persons seeking to obtain control of the Company or shares could be issued to purchasers who would support the Board in opposing a takeover proposal. In addition, the increase in authorized shares may have the effect of delaying or discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful, including challenges that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The Board and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

Other than as discussed in this Information Statement, there are no provisions of our articles, bylaws, employment agreements or credit agreements that have material anti-takeover consequences.

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EFFECTIVENESS OF ACTIONS

The Actions will become effective at such time as the Company files the applicable Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada or at such later time as specified therein. The Company reserves the right, upon notice to its stockholders, to abandon or modify the proposed Actions at any time prior to the effectiveness of the Actions.

INFORMATION ON CONSENTING STOCKHOLDERS

As of the Record Date, there were 5,586,336 shares of Common Stock, 500 shares of Series A Stock, 295 shares of Series A-1 Stock, issued and outstanding. Holders of our Common Stock and our Preferred Stock are entitled to vote together as a single class in matters subject to a vote of our stockholders. Each share of Common Stock entitles the holder thereof to one vote in matters subject to a vote of our stockholders. Each share of Series A Stock and Series A-1 Stock entitles the holder thereof to the number of votes equal to the number of whole shares of Common Stock into which such shares are convertible as of the Record Date. Fractional shares are rounded down to the nearest whole number for each series of Preferred Stock. No other class of voting securities was outstanding as of the Record date.

The consenting stockholders are the beneficial owners of approximately 62.6% of the voting power of the Company. Pursuant to the NRS, we have obtained the written consent of holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and no consideration was paid for such consent. The consenting stockholders’ names, affiliation with the Company and beneficial ownership as of November 8, 2017 are as follows:

Name, Address and Affiliation of Consenting Stockholders (1)	Common Stock Owned	Percentage of Common Stock Owned	Percentage of Voting Power Represented by Consenting Shares
5G Investments, LLC (2)	1,138,150	20.4%	20.2%
Michael Palleschi (3)	347,078	6.2%	6.2%
Brian McMahon (4)	713,026	12.8%	12.7%
Chris Ferguson (5)	269,891	4.8%	4.8%
Fred Sacramone (6)	356,513	6.4%	6.3%
Lateral JusCom Feeder, LLC (7)	350,538	6.3%	6.2%
Lateral FTE Feeder, LLC (8)	350,538	6.3%	6.2%
Total		63.1%	62.6%

(1)	Unless otherwise noted, the address for each consenting stockholder is 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108.
(2)	5G Investments, LLC is a stockholder of the Company as indicated above, having no other business relationships with the Company. The control person of 5G Investments, LLC is Hugh Regan. Mr. Regan is the Executive Director of Investment Banking at Laidlaw & Co. which previously was engaged as an investment banking firm by the Company and is a stockholder of the Company. The address of record for 5G Investments, LLC is 546 5th Avenue, 23rd Floor, New York, New York 10036.
(3)	Michael Palleschi is our Chief Executive Officer and Chairman of our Board.
(4)	Brian McMahon is a Principal and co-founder of Benchmark Builders, Inc., (“BBI”) our wholly owned corporate subsidiary.
(5)	Chris Ferguson is a member of our Board.
(6)	Fred Sacramone is a member of our Board and serves as President of BBI, our wholly owned corporate subsidiary.
(7)	The address for Lateral JusCom Feeder, LLC is 1825 S. Grant Street, Suite 210, San Mateo, CA 94402. Lateral JusCom Feeder, LLC is our credit facility holder.
(8)	The address for Lateral FTE Feeder, LLC is 1825 S. Grant Street, Suite 210, San Mateo, CA 94402.Lateral FTE Feeder, LLC is our credit facility holder.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of the Common Stock held by our executive officers and Directors and each person known to us to own more than 5% of our outstanding Common Stock:

Name, Address and Affiliation of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned	Percentage of Company Voting Power
Directors and Officers:
Michael Palleschi, CEO, Chairman of the Board	347,076	6.2%	6.2%
David Lethem, CFO	77,506	1.4%	1.4%
Chris Ferguson, Director	269,891	4.8%	4.8%
Luisa Ingargiola, Director	2,200	* %	* %
Patrick O’Hare, Director	2,000	* %	* %
Fred Sacramone	356,513	6.4%	6.3%
Brad Mitchell	2,400	* %	* %
All Directors and Officers as a Group	1,095,513	19.6%	19.5%

5% Stockholders
5G Investments, LLC (2)	1,138,149	20.4%	20.2%
Brian McMahon (3)	713,025	12.8%	12.7%
TLP Investments, LLC (4)	356,356	6.4%	6.3%
Lateral Entities (5)	701,076	12.6%	12.4%

*        Less than 1%

(1)	Unless otherwise noted, the address for each beneficial owner is 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108.
(2)	The address for Laidlaw & Co. (UK), LTD is 546 5th Avenue, 23rd Floor, New York, New York 10036.
(3)	Brian McMahon is a Principal and co-founder of Benchmark Builders, Inc., (“BBI”) our wholly owned corporate subsidiary.
(4)	The control person of TLP Investments, LLC is Amber Palleschi, the spouse of our Chief Executive Officer. The address of record for Mrs. Palleschi is 1454 Palma Blanca Court, Naples, FL 34109.
(5)	The Lateral Entities are comprised of Lateral JusCom Feeder, LLC, Lateral FTE Feeder, LLC, and Lateral US Credit Opportunities Fund, L.P. The address for the Lateral Entities is 1825 S. Grant Street, Suite 210, San Mateo, CA 94402.

NO DISSENTERS’ RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights with respect to these Actions.

ADDITIONAL INFORMATION

The Company’s principal executive offices are located at 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108. The Company’s telephone number is (877) 878-8136.

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file reports and other information, including annual and quarterly reports on Form 10-K and Form 10-Q, respectively, with the SEC. Reports and other information we file with the SEC can be inspected and copied at the SEC’s Public Reference Room, located at the SEC’s headquarters at 100 F Street NE, Washington, DC 20549. You may obtain information on the operations of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of reports and other information we file with the SEC on the SEC’s website at www.sec.gov.

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APPENDIX A

2017 OMNIBUS INCENTIVE PLAN

FTE NETWORKS, INC

OMNIBUS INCENTIVE PLAN

Article I

PURPOSE AND ADOPTION OF THE PLAN

1.01. Purpose. The purpose of the FTE Networks, Inc., Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and Consultants, to act as an incentive in motivating selected employees, directors and Consultants of the Corporation and its Affiliates to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02. Adoption and Term. The Plan shall be effective on May 1, 2017, subject to approval of the stockholders of the Corporation (the “Effective Date”). The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

Article II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01. Affiliate means an entity in which the Corporation has a controlling interest or such entity has a controlling interest in the Corporation, in either case directly or indirectly through one or more intermediaries; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Corporation, directly or indirectly. For purposes of this definition, the term “controlling interest” shall have the meaning given such term with respect to Section 409A of the Code and Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

2.02. Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, cash-based incentive Awards described in Article X or any other award made under the terms of the Plan.

2.03. Award Agreement means a written agreement between the Corporation and a Participant or a written acknowledgment from the Corporation to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04. Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

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2.05. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Corporation, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.06. Board means the Board of Directors of the Corporation.

2.07. Cause unless otherwise defined in the applicable Award Agreement, shall have the same meaning as that term is defined in a Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means the (a) commission of any act of fraud, embezzlement or dishonesty by the Participant, (b) any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Corporation (or any Affiliate), or (c) any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Affiliate) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Participant for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Cause.

2.08. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of the Company’s Voting Securities in excess of 50% of the Company’s Voting Securities;

(b) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Corporation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(c) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Corporation, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and the Company’s Voting Securities immediately prior to such sale or disposition, as the case may be; or

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(d) a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, with respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, a transaction shall not be deemed to be a Change in Control unless such transaction constitutes a “change in control event” within the meaning of Section 409A of the Code.

2.09. Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.10. Committee means the Compensation Committee of the Board or such other committee or subcommittee of the Board appointed from time to time by the Board, which Compensation Committee or other committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be (i) a “nonemployee director” as defined in Rule 16b-3; (ii) an “outside director” as defined under Section 162(m) of the Code; (iii) an “independent director” as defined under the rules of any stock exchange on which the Common Stock is regularly traded; and (iv) as may be applicable, “independent” as provided pursuant to rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act.

2.11. Common Stock means the common stock of the Corporation, par value $.001 per share.

2.12. Corporation means FTE Networks, Inc., a Nevada corporation, and its successors.

2.13. Company’s Voting Securities means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors to the Board.

2.14. Consultant means any natural person who provides bona fide consulting or advisory services to the Corporation or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Corporation’s or its Affiliates’ securities.

2.15. Dividend Equivalent Account means a bookkeeping account in accordance with Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.16. Exchange Act means the Securities Exchange Act of 1934, as amended.

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2.17. Exercise Price means, with respect to Options, the amount established by the Committee in the Award Agreement in accordance with Section 6.01(b) which is required to purchase each share of Common Stock upon exercise of the Option, or with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement in accordance with Section 6.02(b) which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant.

2.18. Fair Market Value means, on any date, (i) the closing sale price of a share of Common Stock as reported on an established stock exchange on which the Common Stock is regularly traded on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported; or (ii) if shares of Common Stock are not listed for trading on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith and otherwise in accordance with Section 409A of the Code, and any regulations and other guidance thereunder.

2.19. Good Reason unless otherwise defined in the applicable Award Agreement, shall have the same meaning as that term is defined in a Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Good Reason” means the occurrence of one of the following events to which the Participant has not consented: (a) a material reduction of the Participant’s duties and responsibilities, (b) a material reduction in the Participant’s base level of compensation, or (c) a relocation of the Participant’s place of employment by more than fifty (50) miles; provided the Participant gives notice of such event to the Corporation within sixty (60) days of the initial occurrence of such event and the Corporation fails to cure such event within thirty (30) days following such notice.

2.20. Grant Date means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.21. Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.22. Involuntary Termination means the Participant’s Termination of Service by reason of either (a) the Participant’s involuntary dismissal or discharge by the Corporation for reasons other than Cause, or (b) the Participant’s voluntary resignation for Good Reason.

2.23. Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Corporation.

2.24. Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.25. Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.26. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

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2.27. Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.28. Performance Awards means Awards granted in accordance with Article VIII.

2.29. Performance Goals means sales; net sales; return on sales; revenue, net revenue, gross revenue, product revenue or system-wide revenue (including growth of same); operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share (including on a diluted or undiluted basis, before or after taxes); net income or loss (before or after taxes); return on equity; stockholder return or total stockholder return; return on assets or net assets; price of the shares or any other publicly-traded securities of the Corporation; market share; enterprise value; gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and/or amortization); operating profit; economic value-added models or “value creation” or similar metrics; comparisons with various stock market indices; reductions in costs; cash flow (including, but not limited to, operating cash flow and free cash flow) or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; cash flow return on capital; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; return on stockholders’ equity; operating efficiencies; cost reduction or savings; customer satisfaction; client retention; customer growth; employee satisfaction; productivity or productivity ratios; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Corporation’s equity or debt securities); debt level year-end cash position; book value; factoring transactions; completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; any one of such Goals may be measured with respect to the Corporation or any one or more of its Subsidiaries, Affiliates or divisions and either in absolute terms or as compared to another company or companies.

2.30. Plan has the meaning given to such term in Section 1.01.

2.31. Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.32. Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.33. Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

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2.34. Section 409A Covered Award means an Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code.

2.35. Securities Act means the Securities Act of 1933, as amended.

2.36. Stock Appreciation Rights means awards granted in accordance with Article VI.

2.37. Subsidiary means a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.

2.38. Substitute Award means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Corporation or a Subsidiary or with which the Corporation or a Subsidiary combines.

2.39. Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or Consultant with the Corporation or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Corporation or an Affiliate. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

Article III

ADMINISTRATION

3.01. Committee.

(a) Duties and Authority. The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. With regard to any provision of the Plan or any Award Agreement that is intended to comply with Section 162(m) of the Code, any action by the Committee shall be permitted only to the extent such action would be permitted under Section 162(m) of the Code. Solely to the extent permitted by applicable law, the Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Corporation. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.

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(b) Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Corporation to whom authority was delegated in accordance with the Plan, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Articles of Incorporation or Bylaws, conferred in a separate agreement with the Corporation, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

3.02. Limitation on Vesting for Awards. Notwithstanding any provision of the Plan to the contrary, any stock-settled Award that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of performance goals) shall not vest more quickly than ratably over a three (3)-year period following the Grant Date and any stock-settled Award granted that vests based solely on the achievement of performance goals shall not vest more quickly than one year following the Grant Date, except that the Award Agreement may reflect, or the Committee may in its discretion provide after the Grant Date for, earlier or accelerated vesting (on a full or pro rata basis) (i) in the event of the Participant’s death, disability or Involuntary Termination, (ii) upon a Change in Control, or (iii) in connection with establishing the terms and conditions of employment of a Participant necessary for the recruitment of the Participant. The provisions of this Section 3.02 shall not apply to (a) Awards granted to non-employee directors or Consultants of the Corporation or its Affiliates, (b) Substitute Awards, or (c) Awards involving an aggregate number of shares of Common Stock not exceeding 4% of the number of shares available for Awards under the first sentence of Section 4.01.

Article IV

SHARES

4.01. Number of Shares Issuable. Subject to adjustment in accordance with Section 11.07, the total number of shares of Common Stock initially authorized to be issued under the Plan shall be three million (3,000,000) shares. No more than 100,000 shares of Common Stock may be issued under the Plan pursuant to Awards of Incentive Stock Options. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Corporation.

4.02. Shares Subject to Terminated Awards. If any portion or all of an Award is forfeited, cancelled, exchanged, settled in cash or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Corporation Stock underlying such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. In addition, shares of Common Stock surrendered to or withheld by the Corporation in payment or satisfaction of the Exercise Price of an Option or Stock Appreciation Right, or tax withholding obligation with respect to an Award, shall be available for the grant of new Awards under the Plan.

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4.03. Substitute Awards and Shares Issuable under Acquired Corporation Plans. Substitute Awards shall not be counted against or otherwise reduce the number of shares available for future issuance under the Plan. In addition, if a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares available for future issuance under the Plan. Awards using such available shares under acquired plans shall not be made after the date awards could have been made under the terms of the acquired plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible to participate in the Plan prior to such acquisition or combination.

4.04. Stockholders Agreement. All shares of common stock to be issued under the Plan shall be subject to the applicable terms and conditions of any stockholder’s agreement of the Corporation, as such agreement may be amended from time to time.

Article V

PARTICIPATION

5.01. Eligible Participants. Participants in the Plan shall be such employees, non-employee directors and Consultants of the Corporation and its Subsidiaries or Affiliates as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

5.02. Performance-Based Award Limits. Subject to adjustment in accordance with Section 11.07, no Participant shall be granted stock-based Awards in respect of more than 100,000 shares of Common Stock or cash-based Awards for more than $50,000 in any calendar year. Notwithstanding the foregoing, the Committee may grant Awards to a Participant in excess of the preceding Award limits if the Committee expressly determines that a particular Award shall not be designed to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

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Article VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01. Option Awards.

(a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Corporation in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b) Exercise Price of Options. The Exercise Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

(c) Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Corporation or a Subsidiary on the Grant Date.

(d) Special Incentive Stock Option Rules. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Corporation and its parent and subsidiary corporations) exceeds $100,000, such Incentive Stock Options shall constitute Non-Qualified Stock Options. For purposes of this Section 6.01(d), Incentive Stock Options shall be taken into account in the order in which they were granted. If pursuant to the above, an Incentive Stock Option is treated as an Incentive Stock Option in part and a Non-Qualified Stock Option in part, the Participant may designate at the time of exercise which portion shall be deemed to be exercised, and in the absence of such express designation in writing, the portion of the Option treated as an Incentive Stock Option shall be deemed to be exercised first. Further, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, unless at the time the Incentive Stock Option is granted the Exercise Price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option, by its terms, is not exercisable for more than five years from the Grant Date.

6.02. Stock Appreciation Rights.

(a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

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(b) Exercise Price. The Exercise Price of any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

(c) Payment of Incremental Value. Any payment which may become due from the Corporation by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the exercise date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share

6.03. Terms of Stock Options and Stock Appreciation Rights.

(a) Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments, repurchase rights on early exercise and automatic exercise of in-the-money Options upon expiration) as may be determined by the Committee at the time of grant.

(b) Duration of Options. Options shall terminate upon the first to occur of the following events:

(i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii) Termination of the Award in the event of a Participant’s Termination of Service as provided in the Award Agreement; or

(iii) Ten years from the Grant Date (five years in certain cases, as described in Section 6.01(d)).

(c) Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Grant Date, to extend the exercise period of an Option beyond the termination or expiration of the Option under the terms of the Award Agreement; provided, in no event shall the exercise period be extended beyond the date set forth in Section 6.03(b)(iii) or otherwise in a manner that would result in adverse tax consequences under Section 409A of the Code. If the exercise period is extended beyond ninety (90) days following any Termination of Service, an exercise of an ISO during the extended period will be treated as the exercise of an NSO to the extent so required by applicable law or regulation.

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(d) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to Common Stock covered by any Options or Stock Appreciation Rights until such Participant shall have become the owner of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which such Participant shall have become the owner of record of any such shares; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.04. Exercise Procedures. Each Option or Stock Appreciation Right granted under the Plan shall be exercised prior to the close of business on the expiration date of the Award by notice to the Corporation or by such other method as provided in the Award Agreement or as the Committee may establish or approve from time to time. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by tendering (either by actual delivery or attestation) previously acquired shares of Common Stock, (b) by a “net exercise” method under which the Corporation reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Corporation to satisfy all or any part of the Exercise Price, the part of the Exercise Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Corporation. The Participant may not transfer to the Corporation in satisfaction of the Exercise Price any fractional share of Common Stock. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Corporation and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Corporation as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury shares.

6.05. Change in Control. With respect to each Award of Options or Stock Appreciation Rights, the Committee shall determine whether and to what extent such Award will become immediately and fully exercisable in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change in Control, including without limitation an Involuntary Termination. Such provisions relating to the effect of a Change in Control on an outstanding Award of Options shall be set forth in the applicable Award Agreement.

Article VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01. Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units that are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

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7.02. Restricted Shares.

(a) Issuance of Restricted Shares. As soon as practicable after the Grant Date of a Restricted Share Award by the Committee, the Corporation shall cause to be transferred on the books of the Corporation, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Corporation as of the Grant Date if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Corporation. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Corporation, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b) Stockholder Rights. Beginning on the Grant Date of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Corporation with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d) Delivery of Shares upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Sections 3.02 and 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Corporation shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

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(e) Forfeiture of Restricted Shares. Subject to Sections 3.02 and 7.04, all Restricted Shares shall be forfeited and returned to the Corporation and all rights of the Participant with respect to such Restricted Shares shall terminate if the Participant incurs a Termination of Service prior to the expiration of the forfeiture period for such Restricted Shares or otherwise fails to satisfy any and all other conditions set forth in the Award Agreement. Subject to Section 3.02, the Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

7.03. Restricted Stock Units.

(a) Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b) Stockholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Corporation with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c) Dividend Equivalents. For any Restricted Stock Unit granted under the Plan, the Committee shall have the discretion, upon the Grant Date or thereafter, to establish a Dividend Equivalent Account with respect to the Restricted Stock Unit, in accordance with Section 11.17.

(d) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee and in a manner intended to comply with, or be exempt from, Section 409A of the Code.

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7.04. Change in Control. With respect to each Award of Restricted Shares or Restricted Stock Units, the Committee shall determine whether and to what extent such Award will become immediately and fully vested and nonforfeitable in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change in Control, including without limitation an Involuntary Termination. Such provisions relating to the effect of a Change in Control on an outstanding Award of Restricted Shares or Restricted Stock Units shall be set forth in the applicable Award Agreement.

Article VIII

PERFORMANCE AWARDS

8.01. Performance Awards.

(a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be a period of not less than one fiscal or calendar year as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit Participants to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets. The performance targets may include such goals related to the performance of the Corporation or, where relevant, any one or more of its Subsidiaries, Affiliates or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards that are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

(c) Earning Performance Awards. The Committee, at or as soon as practicable after the Grant Date, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d) Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

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(e) Dividend Equivalents. For any Performance Award granted under the Plan, the Committee shall have the discretion, upon the Grant Date or thereafter, to establish a Dividend Equivalent Account with respect to the Performance Award, in accordance with Section 11.17.

(f) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Performance Award in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

8.02. Termination of Service. Subject to Section 8.03, in the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03. Change in Control. With respect to each Performance Award, the Committee shall determine whether and to what extent such Award will become immediately and fully vested and nonforfeitable in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change in Control, including without limitation an Involuntary Termination. Such provisions relating to the effect of a Change in Control on an outstanding Performance Award shall be set forth in the applicable Award Agreement.

Article IX

OTHER STOCK-BASED AWARDS

9.01 Grant of Other Stock-Based Awards. Other stock-based awards, consisting of Substitute Awards, stock purchase rights (with or without loans to Participants by the Corporation containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02 Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses;

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(b) For any such Award, the Committee shall have the discretion, upon the Grant Date or thereafter, to establish a related Dividend Equivalent Account, in accordance with Section 11.17; and

(c) Subject to Section 3.02, the Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, with such provisions taking account of the specific nature and purpose of the Award.

Article X

CASH INCENTIVE AWARDS

10.01. Eligibility. Executive officers of the Corporation as determined from time to time by the Committee will be eligible to receive cash-based incentive awards under this Article X. Such executive officers shall include the executive officers who are determined from time to time by the Committee to be “covered employees” for purposes of Section 162(m) of the Code.

10.02. Awards.

(a) Performance Targets. The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year or such other performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.

(d) Negative Discretion. Notwithstanding the attainment by the Corporation of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the Award that would be otherwise paid.

(e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Corporation that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

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(f) Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other cash-based incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Corporation.

Article XI

TERMS APPLICABLE GENERALLY TO AWARDS GRANTED

UNDER THE PLAN

11.01. Plan Provisions Control Award Terms. Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any provision in the Plan as constituted on the Grant Date of such Award, the provision in the Plan as constituted on the Grant Date of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Grant Date of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Corporation and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03. Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Grant Date except by express written agreement between the Corporation and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04. Limitation on Transfer. Except as provided in Section 7.02(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to a “family member” as defined in Rule 701(c)(3) as promulgated under the Securities Act, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

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11.05. Taxes. The Corporation shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any amount payable or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Corporation may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a) The Committee may permit the Participant to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Corporation in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Corporation for cancellation on such terms as the Committee and the Award holder approve. With the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Corporation; provided, however, that no such substitution shall be permitted without the approval of the Corporation’s stockholders if such approval is required by the rules of any applicable stock exchange.

11.07. Adjustments to Reflect Capital Changes.

(a) Recapitalization. In the event of any “equity restructuring” (within the meaning of FASB ASC Topic 718, Compensation—Stock Compensation) that causes the per share value of the Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares of Common Stock or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards, (iii) the Exercise Price of outstanding Options or Stock Appreciation Rights, and (iv) the annual Award limits or any other maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Corporation, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Corporation is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of the rights of Participants. No adjustment shall be made pursuant to this Section 11.07 in connection with the conversion of any convertible securities of the Corporation, or in a manner that would cause an Award to be subject to adverse tax consequences under Sections 409A or 422 of the Code. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case under this Section.

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(b) Merger. After any Merger in which the Corporation is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. Notwithstanding Section 11.15, in the event of a Merger in which the Corporation is not the surviving corporation, outstanding Awards shall be subject to the agreement governing the Merger, which may provide, without limitation, for the assumption of Awards by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents. In any event, the exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) shall be conditioned upon the consummation of the Merger.

11.08. No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Corporation or any of its Subsidiaries.

11.09. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Corporation or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Nevada and construed in accordance therewith.

11.11. No Strict Construction. No rule of strict construction shall be implied against the Corporation, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12. Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

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11.13. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.14. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.15. Amendment and Termination.

(a) Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Corporation, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or the Company’s Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially and adversely affect the right of such individual under such Award.

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

(c) No Repricing Without Stockholder Approval. Notwithstanding any provision herein to the contrary, the repricing of Options or Stock Appreciation Rights is prohibited without prior approval of the Corporation’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Exercise Price is greater than the Fair Market Value of the underlying Common Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 11.07 above. Such cancellation and exchange as described in clause (iii) of the preceding sentence would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

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11.16. Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Corporation and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provisions set forth in the Plan.

11.17. Dividend Equivalents. For any Award granted under the Plan other than an Option or Stock Appreciation Right, the Committee shall have the discretion, upon the Grant Date or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

(a) Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b) Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Corporation and no assets or funds of the Corporation shall be set aside, placed in trust, removed from the claims of the Corporation’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

(c) Performance Award Limitations. Notwithstanding any other provision of this Section 11.17 or the Plan to the contrary, amounts credited to a Participant’s Dividend Equivalent Account with respect to any unvested portions of an Award granted whose vesting is subject to the achievement of specified Performance Goals or other performance-based criteria shall be subject to the same vesting or forfeiture restrictions as the shares or units underlying the Award to which such dividend equivalents relate.

11.18. Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award granted that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

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11.19. Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act (or the Committee has determined that an exemption therefrom is available), (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Corporate policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.20. Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, the United States or any other applicable foreign law.

11.21. Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Corporation, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Corporation, to implement the provisions and purposes of the Plan.

11.22. Compliance with Section 409A. The Plan and Awards made under the Plan are intended to comply with, or be exempt from, the requirements of Section 409A of the Code, and the Plan and any Award Agreements shall be interpreted in a manner consistent with such intent. In addition, and notwithstanding any provision of the Plan to the contrary, the Corporation reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder. All Section 409A Covered Awards shall be paid in a manner intended to comply with Section 409A of the Code. In no event whatsoever shall the Corporation be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 11.22. Notwithstanding anything in the Plan or in an Award Agreement to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a) A Termination of Service shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s service unless such termination is also a “Separation from Service” within the meaning of Section 409A of the Code and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or Award Agreement, if the Participant is deemed on the date of the Participant’s Termination of Service to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death.

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(b) Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Corporation.

(c) If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Section 409A of the Code, each installment shall be treated as a separate payment.

11.23. Recovery of Compensation in Connection with Financial Restatement. Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Board determines that the Corporation is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Corporation for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any Corporation policies adopted or implemented by the Board or Committee from time to time.

11.24. Financial Statements. To the extent required by Rule 701 promulgated under the Securities Act of 1933 (as amended from time to time) or otherwise under applicable law, the Corporation shall deliver financial statements at least annually to all persons to whom an Award is granted pursuant to the Plan or to all persons who otherwise hold an outstanding Award under the Plan. This Section 11.24 shall not apply to key persons whose duties in connection with the Corporation and its Affiliates assure them access to equivalent information.

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APPENDIX B

 CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

FTE NETWORKS, INC.

FTE Networks, Inc. (the “Company”), a Nevada corporation, does hereby certify:

FIRST: That the Board of Directors (the “Board”) of the Company adopted the proposed amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock, par value $0.001, declaring said amendment to be advisable.

The proposed amendment reads as follows:

Article II, paragraph A is hereby amended and restated in its entirety as follows:

A. Classes of Stock. The aggregate number of shares the Corporation shall have authority to issue shall be 100,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”).

SECOND: That certain of the Company’s stockholders (the “Majority Stockholders”) owning an aggregate of 62.6% of the applicable voting power of the Company’s issued and outstanding stock approved the proposed amendment by giving their written consent, subsequent to which the Company filed with the U.S. Securities and Exchange Commission and mailed to its stockholders an information statement on Schedule 14C to inform said stockholders of the proposed amendment to be made by written consent in lieu of a special meeting.

THIRD: That this amendment was duly adopted in accordance with the provisions of NRS 78.320, 78.385 and 78.390.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed this ___ day of January 2018.

By:	/s/ Michael Palleschi
Name:	Michael Palleschi
Title:	Chief Executive Officer

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APPENDIX C

CERTIFICATE OF CHANGE

TO THE ARTICLES OF INCORPORATION

OF

FTE NETWORKS, INC.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

FTE NETWORKS, INC.

NV

Job:C20171103-0286
November 3, 2017

Special Handling Instructions:
1FSC, EMAIL, DRR, 11/3/17

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Stock Split	20170469088-35	11/3/2017 8:00:31 AM	1	$175.00	$175.00
1 Hour Expedite	20170469088-35	11/3/2017 8:00:31 AM	1	$1,000.00	$1,000.00
Total					$1,175.00

Payments

Type	Description	Amount
Credit	509724608874620080305 5	$1,175.00
Total		$1,175.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

FTE NETWORKS, INC.

NV

36

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170469088-35
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 11/03/2017 8:00 AM
	Entity Number C14318-2000

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

FTE Networks, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

5,000,000 shares of preferred stock at $0.01 par value per share
200,000,000 shares of common stock at $0.001 par value per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

5,000,000 shares of preferred stock at $0.01 par value per share
8,000,000 shares of common stock at $0.001 par value per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1-for-25 reverse split on all shares of outstanding common stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued in accordance with the reverse stock split. Any fraction shall be rounded up to the nearest whole share of common stock

7. Effective date and time of filing: (optional) Date: 11/06/2017 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]
Signature of Officer

Chief Executive Officer
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 1-5-15

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